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                                     PROXY

                         RANCHO SANTA FE NATIONAL BANK


          The undersigned hereby acknowledges receipt of the accompanying Notice
     of Special Meeting of Shareholders, dated March   , 2000, and the related
     Proxy Statement/Offering Circular and hereby appoints Robert E. Herrmann and Robert A. Stine and each of them the attorney(s), agent(s) and proxy of the undersigned, with full power of substitution to vote all stock of Rancho Santa Fe National Bank which the undersigned is entitled to vote, for the following matter in the manner designated below:

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     SHAREHOLDERS VOTE "FOR" THE PROPOSAL


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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS|
 BOX ON REVERSE SIDE                                |
                                                    |
                                                    |  (Continued and to be
                                                    |  signed on other side)
                                                    |
                                                    |
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                                                           Please mark your
                                                           vote as indicated [X]

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REORGANIZATION. A proposal to approve the principal       FOR  AGAINST  ABSTAIN
terms of an Agreement and Plan of Reorganization,         [_]    [_]      [_]
pursuant to which (a) all of the outstanding common stock of Rancho Santa Fe will be converted automatically, on a one-for-one basis, into all of the outstanding common stock a newly-formed California corporation, First Community Bancorp, and (b) First
Community Bancorp will become the holding company for Rancho Santa Fe National Bank.


                                         IMPORTANT--PLEASE SIGN, DATE AND RETURN
                                         THIS PROXY PROMPTLY IN THE ENCLOSED
                                         ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                         MAILED IN THE UNITED STATES.


Signature(s)____________________________________     Date _____________________
NOTE: (Please sign EXACTLY as name appears on this card. Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give FULL title. This proxy shall be valid and may be voted regardless of the form of signature, however.)